EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
PTS, Inc.
Las Vegas, Nevada

       We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8, of our report dated April 6, 2004, relating to the consolidated financial statements of PTS, Inc. which appears in PTS, Inc. Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission on April 30, 2004.

       /s/ Weinberg & Company, PA.

       Weinberg & Company, P.A

       Certified Public Accountants



       Boca Raton, Florida

       March 4, 2005




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